UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Perma-Pipe International Holdings, Inc.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE
2017 ANNUAL MEETING OF PERMA-PIPE INTERNATIONAL HOLDINGS, INC. STOCKHOLDERS

On May 12, 2017, Perma-Pipe International Holdings, Inc. ("Company") filed a proxy statement ("Proxy Statement") for its 2017 annual meeting of stockholders ("Annual Meeting"), which is to be held on June 22, 2017, at 10:00 a.m. Central Time, online at www.virtualshareholdermeeting.com/PPIH2017. The Proxy Statement included a proposal to approve the Perma-Pipe International Holdings, Inc. 2017 OMNIBUS STOCK INCENTIVE PLAN ("Plan").
On June 9, 2017, Institutional Shareholder Services Inc. ("ISS") published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because, among other things, the shareholder value transfer, as determined by ISS, was greater than ISS's company-specific allowable cap and the Plan did not prohibit payment of dividends on unvested equity awards.
On June 13, 2017, in response to the ISS recommendation, the Board of Directors of the Company approved revisions to the Plan (i) to reduce the shareholder value transfer by limiting the total number of shares that may be issued pursuant to the Plan from 700,000 to 600,000 and (ii) by adding a Section to prohibit payment of dividends on unvested equity awards.
A copy of the Plan, as revised, is attached.
Any vote previously entered, either by mailing a proxy card or over the Internet, "FOR" or "AGAINST" the Plan will be counted as a vote "FOR" or "AGAINST" the revised Plan, respectively. If you have already returned your proxy card or voted your proxy over the Internet and would like to change your vote on any matter, you may revoke your proxy by following the instructions on the notice of Internet availability and entering a new vote by mail or over the Internet before the Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you must contact them in order to find out how to change your vote. If you would like to obtain proxy materials or have any questions, you should contact us at (847) 966-1000 or you may write to our Corporate Secretary at Perma-Pipe International Holdings, Inc., 6410 West Howard Avenue, Niles, Illinois 60714. This information will also be available by internet at www.proxyvote.com.
This Supplement to the Proxy Statement is being released to stockholders on or about June 14, 2017, and should be read in conjunction with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed "additional soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended.

By order of the Board of Directors,

/s/Karl J. Schmidt
Karl J. Schmidt
Corporate Secretary

Perma-Pipe International Holdings, Inc.
2017 OMNIBUS STOCK INCENTIVE PLAN
AS AMENDED JUNE 13, 2017

1.	Establishment, Purpose and Types of Awards

Perma-Pipe International Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the 2017 OMNIBUS STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, restricted stock units, performance awards, deferred stock awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)"Administrator" means the Board and/or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b)"Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 25% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c)"Award" means any stock option, stock appreciation right, stock award, restricted stock unit award, performance award, or other stock-based award.

(d)"Board" means the Board of Directors of the Company.

(e)"Change in Control" means: a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, as described herein and construed in accordance with Code section 409A.

i.A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

ii.A Change in Effective Control of the Company shall occur on the date either (A) a majority of members of the Company's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or

Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company.

i.A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12- month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
The following rules of construction apply in interpreting the definition of Change in Control:
(A)A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.
(B)Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a Group with other stockholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.
(C)For purposes of this Section 2(e), fair market value shall be determined by the Administrator.
(D)A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.
(E)For purposes of this Section 2(e), Code section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(f)"Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g)	"Common Stock" means shares of common stock of the Company, par value of ($0.01) per share

(h)
"Dividend Equivalents" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares. Any dividend equivalents shall be distributed in Cash to the Participant only if, when and to the extent such Award vests. The value of dividends and other distributions payable with respect to Awards that do not vest shall be forfeited.

(i)
"Fair Market Value" means the fair market value per share of the common stock of this Corporation shall mean, with respect to a share of the Corporation's common stock for any purpose on a particular date, the value determined by the Board of Directors of the Corporation in good faith. However, if the Corporation's common stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, "fair market value" shall mean, as applicable on the relevant date, (i) either the closing price, the average of the high and low sale price, the last sale, or the average of the high bid and low asked prices on the relevant date quoted on or by the New York Stock Exchange, the NASDAQ Stock Market, the OTC Markets Group, Inc. or a comparable service as determined in the discretion of the Corporation's Board of Directors; or (ii) if the common stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the common stock, or by such other source, selected by the Board of Directors of the Corporation. If no public trading of the common stock occurs on the relevant date, then fair market value shall be determined as of the next preceding date on which trading of the common stock occurred. For all purposes under this Plan, the term "relevant date" as used in this paragraph shall mean either the date as of which fair market value is to be determined or the next preceding date on which public trading of the common stock occurs, as determined in the discretion of the Corporation's Board of Directors; or (iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(j)
"Grant Agreement" means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(k)
"Performance Measures" mean criteria established by the Administrator which may include any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

3.	Administration
(a)Administration of the Plan. The Plan shall be administered by the Board. The Board may also appoint a committee or committees of the Board to administer the Plan from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards to other officers and employees of the Company and its Affiliates.

(b)Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary or desirable to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder; (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m); (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c)Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the Grant Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

(g)Repricing. Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

4.	Shares Available for the Plan; Maximum Awards
Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 600,000 shares of Common Stock. In no event shall more than 100,000 shares be issued pursuant to incentive stock options intended to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

Subject to adjustments as provided in Section 7(d) of the Plan: (a) the maximum number of shares of Common Stock subject to stock option grants that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 50,000 shares and (b) the maximum number of shares of Common Stock subject to other Awards that may be granted during any one fiscal year to any one individual under the 2017 Plan shall be limited to 100,000 shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $250,000.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a)Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years' duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years' duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common

Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)	Stock Awards.
(i)The Administrator may from time to time grant Awards to eligible participants in such amounts, on such terms and conditions including restricted stock and deferred stock awards, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. An Award may be denominated in Common Stock or other securities, stock- equivalent units or restricted stock units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.
(ii)The Administrator may grant Awards in a manner constituting "qualified performance-based compensation" within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based Awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) charges related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements; provided that the Administrator's decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m), only to the extent permitted by Code section 162(m) if the Award was intended to constitute "qualified performance-based compensation" within the meaning of Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, a pro rata portion of such Award shall become payable (or a pro rata portion of the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro rata portion of the Performance Measures and performance targets relating to the portion of the performance period completed as of the date of the Change in Control.

7.	Limitation on Dividends and Dividend Equivalents

Notwithstanding anything in this Plan to the contrary, no dividends or dividend equivalents shall be paid with respect to unvested Awards, and any such dividends or dividend equivalents, if applicable shall be accumulated or reinvested and shall be paid only at such time as the Award's applicable vesting conditions are met.

8.	Miscellaneous

(a)Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b)Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

(d)Adjustments for Corporate Transactions and Other Events.
(i)Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.
(ii)Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its sole and absolute discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.
(iii)Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of equivalent awards, as determined in the sole and absolute discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of any termination pursuant to this Section 7(d)(iii), (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested and exercisable immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.
(iv)Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Code section 409A with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Code section 409A.

(e)Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)Termination, Amendment and Modification of the Plan. Subject to any approval of the stockholders of the Company which may be required by applicable law or regulation, the Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g)Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

(h)Compliance with Securities Laws; Listing and Registration. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or Federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan would or may violate the rules of the national exchange on which the shares are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to effect any registration or qualification of the Common Stock under Federal, state or foreign laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of Federal, state or foreign securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable Federal, state or foreign securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or foreign securities laws.

(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j)Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k)409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. With respect to any Award that is subject to the requirements of Code section 409A: (1) no payment shall be made in connection with a Change in Control unless such event also meets the requirements of Treasury Regulation §1.409A-3(i)(5); and (2) no payment shall be made in connection with a termination of employment or service until such event also constitutes a separation from service pursuant to Treasury Regulation §1.409A-1(h) and, to the extent applicable with respect to a specified employee, the six month delay requirement of Treasury Regulation §1.409A-3(i)(2) has been met. To the extent not otherwise specified in an Award, if payment of an Award is subject to the execution of a Release, the Participant shall have a period of no more than 45 days following the payment event to execute, without revocation, any release and to the extent such 45 day period would cross- over into a later tax year, the amount will be paid in such later tax year.

(l)Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the third anniversary of the effective date of the Plan, or if earlier, the third anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL
Date Approved by the Board:        June 13, 2017
Date Approved by the Stockholders: